SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                Mind2Market, Inc.
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


Colorado                                                     84-1361341
--------                                                     ----------
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                               Identification No.)

777 S. Wadsworth Boulevard, Suite B1-200, Lakewood, CO  80226
--------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)

                    Employee and Consultant Compensation Plan
                   -------------------------------------------
                            (Full title of the plan)

                                 Michael Littman
                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
                     (Name and address of agent for service)

                                  303-422-8127
                                  ------------
          (Telephone number, including area code, of agent for service)



--------------------- -------------- ------------------ ------------------ --------------------
Title of               Amount         Proposed maximum   Proposed
Securities to be       To be          Offering price     Maximum aggregate  Amount of
Registered             Registered     Per Share (1)      Offering price(2)  Registration fee
 ---------------------- -------------- ------------------ ------------------ ------------------
Common stock             3,000,000      $0.12             $360,000.00         $100.00
----------------------- -------------- ------------------ ------------------ ------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Based upon Market average bid/ask on a date five days prior to filing, pursuant to Rule 457.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

     There is a letter agreement with the consultant which provide for the payment for services rendered in shares of the common stock of the Company in lieu of cash.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     (a) The Annual Report on Form 10KSB of Mind2Market, Inc. for the fiscal year ended December 31, 2000 filed on June 13, 2001 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     (b) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

     (c) The description of the common shares issued by the company in a Registration Statement dated December 29, 1999, and any amendment or report filed for the purpose of updating such description under Registration Statement 000-28711.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Copies of these documents are not required to be filed with the registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     The description of the common shares issued by the company in a Registration Statement dated December 29, 1999, and any amendment or report filed for the purpose of updating such description under Registration Statement 000-28711.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman, attorney, of Arvada, Colorado. He is an independent securities attorney and owns 1,275,900 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of the directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Colorado Revised Statutes, Section 7-108-402 ("CRS"). The Colorado Business Corporation Act does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in the Colorado Revised Statutes, or (iv) for any transaction for which a director derived an improper personal benefit. The Certificate of Incorporation also provides that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the Colorado Business Corporation Act, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The Certificate of Incorporation also provides that the Company will advance expenses to directors and executive officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The Colorado Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the Company's request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company has entered into indemnification agreements with certain directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Colorado Business Corporation Act and the Certificate of Incorporation, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

     The indemnification provisions in the Certificate of Incorporation and the indemnity agreements entered into between the Company and certain directors and executive officers may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


Item 8.  CONSULTANTS AND ADVISORS

     The following consultant will be issued securities pursuant to this Regi-stration statement:

Name                          Number                Type of Services Provided
--------------------------------------------------------------------------------
UINFO International, Inc.     3,000,000             Contract/Website design and
                                                    encryption

ITEM 9.  EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------

          4.2     2001 Stock Plan

          5.1     Opinion of Michael A. Littman

         10.1     Consulting Agreement with UINFO

         23.1     Consent of Van Dorn & Bossi

         23.2     Consent of Michael A. Littman
                  (contained in Exhibit 5.1).


ITEM 10.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, on this ______ day of August, 2001.


                                MIND2MARKET, INC.


                                    By: /s/ Douglas Webber
                                        ----------------------------
                                            Douglas Webber
                                            President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                    TITLE                    DATE
         ---------                    -----                    ----


      /s/ Douglas Webber             President                8/8/2001
     ---------------------
         Douglas Webber


      /s/ James R. Clark             Director                 8/8/2001
     ---------------------
         James R. Clark


      /s/ Douglas P. Deckert         Director                 8/7/2001
     ------------------------
         Douglas P. Deckert


      /s/ Charles H. Jacobson         Director                8/7/2001
     --------------------------
         Charles H. Jacobson


      /s/ Stuart M. Novak             Director                8/7/2001
     --------------------------
         Stuart M. Novak


      /s/ Charles R. Powell           Director                8/7/2001
     --------------------------
         Charles R. Powell

                                   EXHIBIT 4.2


                                 2001 STOCK PLAN

                                       OF

                                MIND2MARKET, INC.


SECTION 1. ESTABLISHMENT AND PURPOSE.

         The Plan is established on August 10, 2001, effective upon approval by the Board of Directors, to offer directors and selected employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Non-Statutory Options as well as Incentive Stock Options intended to qualify under section 422 of the Code.

         The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.


SECTION 2. DEFINITIONS.

         (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

         (d) "Company" shall mean Mind2Market, Inc. (or M2M), a Colorado corporation.

         (e) "Employee" shall mean (i) any individual who is a common law employee of the Company or of a Subsidiary, (ii) an Outside Director and (iii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors. Service as an Outside Director or independent contractor shall be considered employment for all purposes of the Plan, except as provided in Subsections (a) and (b) of Section 4.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (h) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite transactions report;
                  (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

                  (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis, as it deems appropriate.

         In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (i) "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

         (j) "Non-Statutory Option" shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code.

         (k) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (l) "Option" shall mean an ISO or Non-Statutory Option granted under the Plan and entitling the holder to purchase Shares.

         (m) "Optionee" shall mean an individual who holds an Option.

         (n) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary.

         (o) "Committee Procedures." The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members shall be valid acts of the Committee.

         (p) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have the authority and discretion to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v) To select the Offerees and Optionees;
                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Non-Statutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and, to the extent such amendments adverse to the Offeree's or Optionee's interest, to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                  (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 3. ADMINISTRATION.

         (a) Committee Membership. The Plan shall be administered by the Committee. The "Committee" shall mean the full Board of Directors and/or a committee designated by the Board of Directors, which is authorized to administer the Plan under this Section. The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Shares and Options under the Plan to persons who are subject to Section 16 of the Exchange Act. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Shares or Options under the Plan to persons subject to Section 16 of the Exchange Act.

         (b) Committee Procedures. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members shall be valid acts of the Committee.

         (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;
                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v) To select the Offerees and Optionees;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Non-statutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and, to the extent such amendments adverse to the Offeree's or Optionee's interest, to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                  (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.


SECTION 4. ELIGIBILITY.

         (a) General Rules. Only Employees (including, without limitation, independent contractors who are not members of the Board of Directors) shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options. Employees who are Outside Directors shall only be eligible for the grant of the Non-Statutory Options described in Subsection (b) below.

         (b) Outside Directors. Any other provision of the Plan notwith-standing, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                  (i) Outside Directors shall receive no grants other than the Non-Statutory Options described in this Subsection (b).

                  (ii) All Non-Statutory Options granted to an Outside Director under this Subsection (b) shall also become exercisable in full in the event of the termination of such Outside Director's service because of death, Total and Permanent Disability or voluntary retirement at or after age 65.

                  (iii) The Exercise Price under all Non-statutory Options granted to an Outside Director under this Subsection (b) shall be equal to 100 percent of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Subsection (a), (b), (c) or (d) of Section 8.

                  (iv) Non-Statutory Options granted to an Outside Director under this Subsection (b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant, (B) the date three months after the termination of such Outside Director's service for any reason other than death or Total and Permanent Disability or (C) the date 12 months after the termination of such Outside Director's service because of death or Total and Permanent Disability.

         The Committee may provide that the Non-Statutory Options that otherwise would be granted to an Outside Director under this Subsection (b) shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the Non-Statutory Options shall be applied with regard to the service of the Outside Director.


SECTION 5. STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 4,500,000 Shares, subject to adjustment pursuant to
Section 9. The number of Shares, which are subject to Options or other rights outstanding at any time under the Plan, shall not exceed the number of Shares, which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

         (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement or a Stock Compensation Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and condi-tions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for in-clusion in a Stock Purchase Agreement. The provisions of the various Stock Pur-chase Agreements or Stock Compensation Agreement entered into under the Plan need not be identical.

         (b) Duration of Offers and Non-Transferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 85 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the Committee at its sole discretion shall determine the Purchase Price. The Purchase Price shall be payable in a form described in Section 8.

         (d) Withholding Taxes. As a condition to the award, sale or vesting of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.


SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 15,000 Shares, subject to adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Statutory Option.

         (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). The Exercise Price of a Non-Statutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Committee at its sole discretion shall determine the Exercise Price under any Option. The Exercise Price shall be payable in a form described in Section 8.

         (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

         (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Committee at its sole discretion shall determine the vesting of any Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

         (f) Non-Transferability. During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable, unless permitted by the Stock Option Agreement. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

         (g) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than the Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

                  (i) The expiration date determined pursuant to Subsection (e) above;

                  (ii) The date 90 days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

                  (iii) The date six months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination.

         (h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (i) Death of Optionee. If an Optionee dies while he or she is in Service, then such Optionee's Option(s) shall expire on the earlier of the following dates:

                  (i) The expiration date determined pursuant to Subsection (e) above; or

                  (ii) The date six months after the Optionee's death.

         All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

         (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 9.

         (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding

Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

         (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.


SECTION 8. PAYMENT FOR SHARES.

         (a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  (i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or all of the forms described in Subsections (e), (f) and (g) below.

                  (ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b),
(c), (d), (f) or (g) below.

                  (iii) In the case of a Non-Statutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections (b), (c), (d), (f) or (g) below.

                   (iv) In the case of shares issued as compensation for services rendered, payment may be made by rendering of the services.

         (b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares, which have already been owned, by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

         (c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         (e) Services Rendered. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (f) Promissory Note. To the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

         (g) Other Forms of Payment. To the extent that this Subsection (g) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

SECTION 9. ADJUSTMENT OF SHARES.

         (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a re-capitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Non-Statutory Options to be granted to Outside Directors under Section 4(b), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

         (b) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

         (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 10. SECURITIES LAWS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated there under, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed. When applicable the shares may be registered with the SEC on Form S-8.


SECTION 11. NO RETENTION RIGHTS.

         Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).


SECTION 12. DURATION AND AMENDMENTS.

         (a) Term of the Plan. The Plan, as set forth herein, became effective after approval by the Board of Directors. The Plan shall terminate automatically 15 years after its initial adoption by the Board of Directors on August 16, 2001, and may be terminated on any earlier date pursuant to Subsection (b) below.

         (b) Right to Amend or Terminate the Plan. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13. EXECUTION.

         To record the adoption of the Plan by the Board of Directors on August 16, 2001 the Company has caused its authorized officer to execute the same.

MIND2MARKET, INC.


By: /s/ James R. Clark
    -----------------------------------------
        Chairman of the Board

                                   EXHIBIT 5.1

                               Michael A. Littman
                                 Attorney at Law
                                7609 Ralston Road
                             Arvada, Colorado 80002
                                 (303) 422-8127
                               (303) 431-1567 fax

                                August ___, 2001



Mind2Market, Inc.
777 S. Wadsworth Blvd., #B1-200
Lakewood, Colorado  80226

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Mind2Market, Inc. (the "Company") of a Registration Statement on form S-8 (the "Registration Statement") with the United States' Securities and Exchange Commission covering the offering of an aggregate of 3,000,000 shares of the common stock of the Company (the "Shares").

In connection with this opinion, we have examined the Registration Statement and the Company's Amended and Restated Articles of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments, as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the plans referenced above and the Registration Statement, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely yours,
/s/ Michael A. Littman

                                  Exhibit 10.1

                         Consulting Agreement with UINFO

                                    AGREEMENT
                                     between
                UINFO INTERNATIONAL, INC., and MIND2MARKET, INC.

         This Agreement dated October 2, 2000 is between Mind2Market, Inc., a Colorado Corporation, having a place of business at 1625 Abilene Drive, Broomfield, CO 80020, referred to as M2M in this agreement and UINFO International, Inc., a Colorado Corporation having a place of business at 777 S. Wadsworth Blvd., Suite #B1-200, Lakewood, CO 80226, referred to as UINFO in this agreement.

         WITNESSETH:

         Whereas: M2M is desirous of a business relationship with an engineering and software development firm to help design and build its proprietary digital data distribution system over the Internet with an initial emphasis on music sales and distribution, and

         Whereas: UINFO is a US based subsidiary of a foreign firm with an existing staff that has the ability to develop the secured digital data distri-bution system needed by M2M and is desirous of doing that development work, and

         Whereas: UINFO needs a US partner to effectively penetrate the US markets with its developed products, and

         Whereas: UINFO has developed accounting software and a proprietary innovative advertising software capability that can be used effectively with M2M's proprietary digital data distribution system and both companies are desirous of combining the systems and participating in the resulting economic advantage such a combined system will bring to both the US and world-wide markets,

         Now Therefore: The parties named above, based on representations made to each other by their respective executive officers and boards hereby agree to enter into a business relationship as defined below.

1. UNIFO will develop the complete software package to implement the music distribution and accounting system needed by M2M along with UINFO's advertising program according to the System Requirements and Associated Schedule attached hereto (Appendices A and B respectively) and amended from time to time.

2. UNIFO will also grant to M2M the exclusive US and world-wide rights to its proprietary and patent-pending advertising technology and associated software subject to agreements by UNIFO for rights outside the United States of America to other parties that are made prior to November 20, 2000.

3. For this work and these rights, M2M will issue to UINFO a total of Two Million (2,000,000) shares of M2M common stock which shall be held in escrow to ensure performance and 1.5 Million Dollars ($1,500,000) US according to the schedule indicated below. Of the Two Million (2,000,000) shares of common stock, 1,667,000 shares hall be restricted stock as defined by the corporate securities counsel, and the remaining 333,000 shares shall be registered under S8 with the SEC. Additional compensation for the world-wide rights outside the United States defined in (2) above shall be subject to negotiation after the other agreements, if any, are defined as indicated in (2) above.

4. In addition to the above, M2M will pay UINFO a royalty fee of Ten Percent (10%) of all third party advertising funds collected using the proprietary advertising software purchased from UINFO. Third parties are defined to be any entity other than M2M or UINFO and their affiliated companies that do not directly or indirectly own or control more than Three Percent (3%) of the outstanding common stock in M2M.

5. Also, any stock defined in (3) above that is not yet issued, shall become issued at the option and written request of UINFO upon the sale of Fifty Percent (50%) or more of M2M to any third party or entity, in which event these shares may be issued just prior to the completion of such sale and the issuance of which may be conditioned upon the completion of such sale.

PHASE 1:
During Phase 1, UINFO shall develop a complete demonstration model of the music sales and distribution software showing the Web interactive HMI (Human Machine Interface) that allows sampling and purchasing of music as well as the accounting forms to be used for providing complete accounting of the purchases and fund distribution. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed by November 7, 2000 as shown in Appendix B. Since the schedule for Phase 2 shall not begin until all the funds due for Phase 1 have been paid, payment of these funds shall be made as soon as M2M has the funds available from its fund raising efforts, the thirty (30) day period defined above notwithstanding.

PHASE 2:
During Phase 2, UINFO shall finish developing and deliver to M2M the complete operational system including the music sales and distribution system with the accounting system so that sales can commence on the Internet for selling M2M secured downloadable music and take orders for CDs and provide appropriate accounting to the owners of the music being sold. In addition, UINFO shall support M2M in defining the requirements to be developed during Phase 3. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed within four months of receipt of payment from Phase 1 as shown in Appendix B. Since the schedule for Phase 3 shall not begin until all the funds due for Phase 2 have been paid, payment of these funds shall be made as soon as M2M has the funds available from its fund raising efforts, the thirty (30) day period defined above notwithstanding.

PHASE 3:
During Phase 3, UINFO shall finish developing and deliver to M2M the updated complete operational system that in addition to the features contained in the system delivered in Phase 2 also has the ability to manufacture and ship individually ordered, customized CDs, and also has incorporated in it the proprietary advertising software described above and the database and other features necessary to implement it. The details of what is included during this phase shall be further defined before the end of Phase 2. Within thirty (30) days of the completion of this phase, M2M shall deliver from escrow to UINFO the final One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and the final One Third (1/3) of the total of each respective type of shares indicated in Item 2 above and the final One Third of the funds so indicated ($500,000 US). This phase is scheduled to be completed within four months of receipt of payment from Phase 2 as shown in Schedule B.


WARRANTIES:

(a) UINFO hereby warrants and represents that it has the right and power to grant the Rights herein described in Item Two (2) of this Agreement and is free to enter into this agreement with M2M. Upon the execution of this Agreement, UINFO shall provide M2M with existing documentation regarding its proprietorship of and ability to grant the Rights as set forth herein.

(b) UINFO hereby warrants and represents that it has not assigned or in any other way sold, conveyed, transferred or encumbered all or any portion of the Rights described in Item Two (2), to any other person, firm or corporation by any instrument or agreement or agreement now valid or outstanding except as disclosed to M2M by December 1, 2000.


MISCELLANEOUS

(a) The parties hereto do hereby agree that they are each dealing with the other under this Agreement as independent parties and that this Agreement does not create, not create, nor is it intended in any way to create a joint venture or partnership between the parties hereto.

(b) This Agreement resulting from this Agreement may not be assigned by either party without the prior written consent of the other party or one or more of the principals.

(c) Both parties agree to hold all information received from the other party hereto in confidence and all contracts, names, names of clients will not be used by the other party in any type of endeavor or that party will be held liable for damages. (d) Any notice required by or provided pursuant to this Agreement or the resulting agreement shall eb given in writing by means of facsimile, the U.S. Postal Service or any professional delivery service that requires a signed written receipt conforming delivery of the envelope or package containing the notice. The effective date of the notice shall be the date it is FAXed or delivered to the party for which it is intended. If the notice is for UINFO, it shall be delivered to the following address or to such other addresses as UINFO may designate by notice:

         Name              UINFO International, Inc.
         Address           716 Chelcickeho
         City              76205 2 Lin
         State             Czech Republic, 76205
         Attn:             Mr. Miroslav Rajch
         Phone             011-420-67-721-0608
         Fax               ______________________

If the notice is to M2M it shall be delivered to the following address or to such addresses that M2M shall designate by notice:

         Name              Mind2Market, Inc.
         Address           777 S. Wadsworth Boulevard, Suite B1-200
         City              Lakewood
         State             Colorado   Zip 80226
         Attn:             James R. Clark
         Phone             303-438-9185
         Fax               303-438-9243

         (e) The agreement resulting from this Agreement may be executed in any number of counterparts agreed to by both parties in writing, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         (f) The agreement resulting from this Agreement sets forth the entire agreement of the parties, all prior verbal or written agreements, whether express or implied, being merged therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below to be effective as provided in the first sentence of the Agreement, subject to the approval of the Board of Directors of M2M.


Date:  October 2, 2000                  /s/ Miroslav Rajch
                                        -------------------------------
                                        Miroslav Rajch, President
                                        UINFO International, Inc.


Date:  October 2, 2000                  /s/ James R. Clark
                                        -------------------------------
                                        James R. Clark, CEO
                                        Mind2Market, Inc.

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



                                VAN DORN & BOSSI
                          Certified Public Accountants


                                                                VAN DORN & BOSSI
                                                    Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for Mind2Market, Inc., of our report dated May 23, 2001 relating to the December 31, 2000 financial statements of Mind2Market, Inc.




/s/Van Dorn & Bossi
--------------------------------
Van Dorn & Bossi, C.P.A.'s

Boulder, Colorado
August 14, 2001